UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2004

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

ITEM 5.

Other Events

On January 28, 2004, the United States District Court for the District of Alaska revised the punitive damages awarded in connection with the 1989 Exxon Valdez accident from $4 billion to $4.5 billion plus interest.

The United States Court of Appeals for the Ninth Circuit has twice vacated the punitive damage awards entered by the District Court. On November 7, 2001, the Ninth Circuit vacated the original punitive damage award of $5 billion entered by the District Court after trial in 1996 as being excessive under the Constitution and remanded the case to the District Court for it to determine the amount of the punitive damage award consistent with the Ninth Circuit's holding.  On December 6, 2002, the District Court reduced the punitive damages award from $5 billion to $4 billion.  Both ExxonMobil and the plaintiffs appealed that decision to the Ninth Circuit, which vacated the judgment on August 18, 2003, and ordered the District Court to reconsider in light of the U.S. Supreme Court decision in Campbell v. State Farm.

The corporation intends to appeal the District Court's latest decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  January 29, 2004

By:

/s/ Donald D. Humphreys

----------------------------------------------

Name:

Donald D. Humphreys

Title:

Vice President, Controller and

Principal Accounting Officer